Exhibit 99.1

                   Astoria Financial Corporation to Present at
                  Sandler O'Neill Financial Services Conference

    LAKE SUCCESS, N.Y., Nov. 1 /PRNewswire-FirstCall/ -- Astoria Financial Corporation (NYSE: AF), announced that it will participate in the 2004 Financial Services Conference sponsored by Sandler O'Neill & Partners, L.P. on Thursday, November 11, 2004. Astoria's Executive Vice President and CFO Monte
N. Redman will be presenting at the conference at 10:55 a.m. Eastern Time.
    A simultaneous webcast of Mr. Redman's presentation, including the slide presentation and any follow-up questions and answers, will be available on the Company's website, http://www.astoriafederal.com. Live audio access is also available through a direct dial in to (706) 645-9215. Audio callers should refer to the "Sandler O'Neill Conference - Session 2". The webcast presentation will be archived on the Company's website and will be available through Friday, November 19, 2004.

    Astoria Financial Corporation, the holding company for Astoria Federal Savings and Loan Association, with assets of $22.8 billion is the fifth largest thrift institution in the United States. Established in 1888, Astoria Federal is the largest thrift depository headquartered in New York with deposits of $12.2 billion and embraces its philosophy of Putting people first by providing the customers and local communities it serves with quality financial products and services through 86 convenient banking office locations and multiple delivery channels, including its enhanced website, http://www.astoriafederal.com. Astoria commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau and Suffolk counties with a population exceeding that of 39 individual states. Astoria originates mortgage loans through its banking offices and loan production offices in New York, an extensive broker network in nineteen states, primarily the East Coast, and through correspondent relationships in forty-four states.
    The webcast and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.
    Forward-looking statements are based on various assumptions and analyses made by us in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all other areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislation or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

SOURCE  Astoria Financial Corporation
    -0-                             11/01/2004
    /CONTACT: Peter J. Cunningham, First Vice President, Investor Relations of Astoria Financial Corporation, +1-516-327-7877, ir@astoriafederal.com /
    /Company News On-Call: http://www.prnewswire.com/comp/104529.html / /Web site: http://www.astoriafederal.com /
    (AF)

CO:  Astoria Financial Corporation; Sandler O'Neill & Partners, L.P.
ST:  New York
IN:  FIN
SU:  TDS